EX-99.Cert 12 (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

This certification is provided pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act of 2002, and Section 1350 of Chapter 63 Title 18 of the United States code, and accompanies the report on Form N-CSR for the period ended September 30, 2007, of Excelsior Buyout Investors, LLC (the “Company”).

Each of the undersigned officers of the Company hereby certified that, to the best of such officer’s knowledge:

(i)	the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.

December 7, 2007	/s/ David R. Bailin
Date	David R. Bailin
Co-Principal Executive Officer

December 7, 2007	/s/ Benjamin Tanen
Date	Benjamin Tanen
Co-Principal Executive Officer

December 7, 2007	/s/ Steven L. Suss
Date	Steven L. Suss
Principal Financial Officer